FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.

CONSOLIDATED



AS OF SEPTEMBER 30, 1995



(Unaudited)



Pages 1 through 6

CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands, except per share amounts)
OPERATING REVENUES
  Electric                                         $2,561,182               -      $2,561,182
  Gas                                                 376,978               -         376,978
                                                    2,938,160               -       2,938,160

OPERATING EXPENSES
  Fuel used in electric production                    718,907               -         718,907
  Gas purchased                                       189,469               -         189,469
  Purchased and exchanged power                        39,346               -          39,346
  Other operation                                     565,032               -         565,032
  Maintenance                                         184,931               -         184,931
  Depreciation                                        286,304               -         286,304
  Amortization of phase-in deferrals                    5,682               -           5,682
  Post-in-service deferred operating
    expenses -- net                                    (3,500)              -          (3,500)
  Taxes
    Income                                            190,207               -         190,207
    Taxes other than income taxes                     251,632               -         251,632
                                                    2,428,010               -       2,428,010

OPERATING INCOME                                      510,150               -         510,150

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                          153               -             153
  Post-in-service carrying costs                        6,205               -           6,205
  Phase-in deferred return                              8,349               -           8,349
  Income taxes                                          9,408           2,188          11,596
  Other - net                                         (16,191)              -         (16,191)
                                                        7,924           2,188          10,112

INCOME BEFORE INTEREST AND OTHER CHARGES              518,074           2,188         520,262

INTEREST AND OTHER CHARGES
  Interest on long-term debt                          215,645               -         215,645
  Other interest                                       22,989           6,250          29,239
  Allowance for borrowed funds used
    during construction                                (9,191)              -          (9,191)
  Preferred dividend requirements of
    subsidiaries                                       32,742               -          32,742
                                                      262,185           6,250         268,435

NET INCOME                                           $255,889         ($4,062)       $251,827

AVERAGE COMMON SHARES OUTSTANDING                     154,797                         154,797

EARNINGS PER COMMON SHARE                               $1.62                           $1.62

DIVIDENDS DECLARED PER COMMON SHARE                     $1.65

CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1995

ASSETS
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Electric                                       $8,469,669               -      $8,469,669
    Gas                                               672,755               -         672,755
    Common                                            185,886               -         185,886

                                                    9,328,310               -       9,328,310
  Accumulated depreciation                          3,317,021               -       3,317,021
                                                    6,011,289               -       6,011,289

  Construction work in progress                       213,922               -         213,922
      Total utility plant                           6,225,211               -       6,225,211

CURRENT ASSETS
  Cash and temporary cash investments                  87,443          (4,064)         83,379
  Restricted deposits                                  86,596               -          86,596
  Accounts receivable less accumulated
    provision of $10,636,000                          267,475               -         267,475
  Materials, supplies and fuel
    - at average cost
      Fuel for use in electric production             133,787               -         133,787
      Gas stored for current use                       29,484               -          29,484
      Other materials and supplies                     90,704               -          90,704
  Property taxes applicable to subsequent year        136,773               -         136,773
  Prepayments and other                                30,178               -          30,178
                                                      862,440          (4,064)        858,376

OTHER ASSETS
  Regulatory Assets
    Post-in-service carrying costs and
      deferred operating expenses                     187,780               -         187,780
    Phase-in deferred return and depreciation         101,663               -         101,663
    Deferred demand-side management costs             121,483               -         121,483
    Amounts due from customers - income taxes         390,602               -         390,602
    Deferred merger costs                              54,900               -          54,900
    Unamortized costs of reacquiring debt              73,766               -          73,766
    Other                                              77,001               -          77,001
  Other                                               149,085         100,002         249,087
                                                    1,156,280         100,002       1,256,282

                                                   $8,243,931         $95,938      $8,339,869

CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT SEPTEMBER 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 156,139,786 Actual            $1,572               -           1,572
  Paid-in capital                                   1,585,470               -       1,585,470
  Retained earnings                                   941,652          (4,062)        937,590
    Total common stock equity                       2,528,694          (4,062)      2,524,632

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                 227,913               -         227,913
  Subject to mandatory redemption                     160,000               -         160,000

LONG-TERM DEBT                                      2,694,676               -       2,694,676
    Total capitalization                            5,611,283          (4,062)      5,607,221

CURRENT LIABILITIES
  Long-term debt due within one year                  134,400               -         134,400
  Notes payable                                       284,000         100,000         384,000
  Accounts payable                                    173,054               -         173,054
  Refund due to customers                              12,878               -          12,878
  Litigation settlement                                80,000               -          80,000
  Accrued taxes                                       292,677               -         292,677
  Accrued interest                                     52,091               -          52,091
  Other                                                43,156               -          43,156
                                                    1,072,256         100,000       1,172,256

OTHER LIABILITIES
  Deferred income taxes                             1,085,703               -       1,085,703
  Unamortized investment tax credits                  188,222               -         188,222
  Accrued pension and other postretirement
    benefit costs                                     161,675               -         161,675
  Other                                               124,792               -         124,792
                                                    1,560,392               -       1,560,392

                                                   $8,243,931         $95,938      $8,339,869

CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  Pro Forma
                                                    Actual       Adjustments      Pro Forma
                                                (in thousands)

BALANCE OCTOBER 1, 1994                              $945,679               -        $945,679

  Net income                                          255,889          (4,062)        251,827
  Dividends on common stock                          (255,637)              -        (255,637)
  Other                                                (4,279)              -          (4,279)


BALANCE SEPTEMBER 30, 1995                           $941,652         ($4,062)       $937,590

CINERGY CORP.

Pro Forma Consolidated Journal Entries to Give Effect to the proposed $100,000,0000 aggregrate investment in Energy Cos.


Entry No. 1

Investment in EnergyCos                                              $2,000
  Cash                                                                               $2,000

To record the initial purchase of capital shares of EnergyCos.

Entry No. 2

Cash                                                           $100,000,000
  Notes payable                                                                $100,000,000

To record issuance of notes payable.

Entry No. 3

Other interest expense                                           $6,250,000
  Cash                                                                           $6,250,000

To record interest on $100,000,000 of notes payable at 6.25%.

Entry No. 4

Plant in service                                               $100,000,000
  Cash                                                                         $100,000,000

To record construction costs for central plant facilities and distribution pipe systems and other working capital needs.

Entry No. 5

Cash                                                             $2,187,500
  Other income and expenses income taxes                                         $2,187,500

To record the reduction in income taxes due to increased other interest expense
($6,250,000 at an assumed rate of 35%).